Exhibit 10.22




                                                                        00718862
                                                                  ENDORSED-GILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                     Nov 21 2003
                                  KEVIN SHELLEY
                                                              Secretary of State


                            CERTIFICATE OF OWNERSHIP


Ed Litwak, and Robert Stulman certify that:

1. They are the President and the Secretary, respectively, of Cavalcade of Sports Media, Inc., a Nevada corporation located at 12868 Via Latina, Del Mar, California, 92014.(parent);

2. This corporation owns all the outstanding shares of Pacificap Entertainment, Inc., a California corporation, located at 12121 Wilshire Boulevard, 14th Floor, Los Angeles, CA 90025 (wholly-owned subsidiary)

3. This corporation has been advised that the Nevada Revised States permit a short-form merger to be effected in the same manner as Section 1110 of the California Corporations Code.

3. The Board of Directors of this corporation duly adopted the following resolution:

RESOLVED, that this corporation merge Pacificap Entertainment Holdings, Inc., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110, California Corporations Code.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.

DATE: October 19, 2003

Ed Litwak /s/
---------------------------
El Litwak, President

Robert Stulman  /s/
---------------------------
Robert Stulman, Secretary